                                                                    EXHIBIT 10.4

                             CONSULTING AGREEMENT
                             --------------------

     THIS AGREEMENT, entered into as of the 30th day of April, 1997 between National Golf Properties, Inc., a Maryland corporation (the "Company") and Edward R. Sause, an individual (the "Consultant"):

                                   RECITALS

     WHEREAS, the Consultant has, concurrently with the execution hereof, resigned his position as Chief Financial Officer and Executive Vice President of the Company to accept a position at American Golf Corporation ("AGC") as its Executive Vice President-Finance; and

     WHEREAS, the Consultant remains a member of the Company's board of directors (the "Board") and has been appointed Chairman of the Financial Committee of the Board; and

     WHEREAS, the Consultant has extensive experience and knowledge with respect to the capital raising, budgeting, financial reporting, acquisitions, corporate governance and strategic planning aspects of the business now conducted by the Company, and desires and is willing to act as a consultant to the Company on the basis and to the extent provided herein; and

     WHEREAS, the Company desires to retain the Consultant in order to obtain the benefit of his services and advice form time to time on the basis and to the extent provided herin.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereto, it is agreed as follows:

     1.  Retention of Consultant. On the terms and subject to the conditions set
         -----------------------
forth herein, the Company hereby retains the Consultant to provide the consulting services described in section 2, and the Consultant hereby agrees to provide such consulting services to the Company.

     2.  Consulting Services.
         -------------------

     (a) During the Term (as defined in Section 5(b), the Consultant will assist the Company from time to time at the request of the Board in the following areas of the Company's business: capital raising, budgeting, financial reporting, acquisitions, corporate governance and strategic planning (the "Consulting Areas"). For so long as the Consultant is an employee of AGC the Consultant shall not consult with, or in any manner provide services or advice to, the Company with respect to any matters which relate to AGC (including, without limitation, leasing issues). The Consultant will perform such duties with respect to the Consulting Areas as the Board or the President of the Company may prescribe from time to time, and shall report to, and shall be subject to supervision by, the President of the Company. The Consultant shall be available to render services to the Company hereunder for at least five hours per month.

           (b) The Company recognizes that the Consultant has primary responsibilities to AGC as its Executive Vice President-Finance, and that the Consultant's employment agreement with AGC allows him to engage in other work activities (including matters for the Company) as long as such other work does not impair his ability to function effectively as an officer of AGC.

           3.   Compensation.  In consideration for the services to be provided
                ------------
by the Consultant hereunder, the Company will pay to the Consultant a consulting fee at a rate of $200 per hour for services rendered. Such fees shall be payable to the Consultant on the last business day of the month following the month in which consulting services were rendered. The Consultant shall submit an invoice of his consulting hours, itemized in reasonable detail, to the Company not later than the 10th business day of the month following the month in which services were rendered hereunder.

           4.   Expenses.
                --------

           Subject to the further provisions of this section 4, the Company will reimburse the Consultant for all reasonable out-of-pocket expenses incurred by the Consultant in connection with the performance by the Consultant of his services in accordance with section 2. Such expenses shall be payable only against itemized reports thereof prepared consistent with good business practices.

           5.   Term: Early Termination.
                -----------------------

           (a) The initial term of the Consultant's employment pursuant to this Agreement (the "Initial Term") shall commence on the date of this Agreement and shall continue until the first anniversary of the date of this Agreement, subject to early termination as provided in this section 11.

           (b) At the expiration of the Initial Term and each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional year (the "Extension Term"), subject to early termination as provided in this Section 11, unless either party shall have given written notice to the other party at least thirty (30) days prior to the end of the Initial Term or the Extension Term, as the case may be, that it does not desire to extend the term of this Agreement. References herein to the "Term" of this Agreement shall refer to both such Initial Term and any Extension Term.

          (c) The Term shall terminate immediately upon delivery by the Company to the Consultant of written notice of termination (except in the case of death of the Consultant, which shall result in automatic termination) if:

          (i) the Consultant ceases, or is unable, to perform his duties under this Agreement by reason of death or permanent disability; or

          (ii) the Consultant commits a material breach of the terms, conditions, undertakings, obligations or agreements contained in this Agreement; or

          (iii) the Consultant engages in serious misconduct injurious to the Company.

          (d) The Company may terminate the Consultant's employment hereunder with or without cause upon 30 days written notice to the Consultant, and the Consultant may resign his employment with or without cause upon 30 days written notice to the Company. The Consultant's employment hereunder may be terminated by mutual agreement of the Consultant and the Company at any time.

          6.   Employment Status.  The Consultant shall be an employee of the
               -----------------
Company, and shall be obligated to adhere to all Company policies applicable to similarly situated employees.

          7.   Headings.  The headings of this Agreement are inserted for
               --------
convenience only and shall not affect the meaning or interpretation of this Agreement.

          8.   Amendment.  The Agreement may be altered, modified or amended
               ---------
only by an agreement in writing signed by the parties hereto.

          9.   Notices.  Any notice, request, claim, demand, document and other
               -------
communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

          (a) If to the Company, addressed to its principal offices to the attention of Scott S. Thompson, at National Golf Properties, Inc.; 2951 28th Street, Suite 3001, Santa Monica, California 90405.

          (b) If to the Executive, to his attention at American Golf Corporation, 2951 28th Street, Santa Monica, California 90405;

or at any other address as any party shall have specified by notice in writing to the other parties.

          10.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement and understanding between the parties hereto with respect to the subject matter hereof.

          11.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          12.  Severability.  If any provision of this Agreement shall be
               ------------
declared invalid or unenforceable because of its scope or duration, such provision shall be reduced in scope or duration or otherwise modified and shall be enforced to the extent permitted by law. If any provision of this Agreement shall be declared invalid, illegal or unenforceable altogether, such provision shall be severed. In any event, all other remaining provisions of this Agreement shall continue in full force and effect.

          13.  Governing Law.  This Agreement shall be governed in all respects
               -------------
by and construed and enforced in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     NATIONAL GOLF PROPERTIES, INC.,
                                     a Maryland corporation


                                     By: /s/ David G. Price
                                        ------------------------------

                                     CONSULTANT

                                     /s/ Edward R. Sause
                                     ---------------------------------
                                     Edward R. Sause